HARDING, LOEVNER FUNDS, INC.

ARTICLES SUPPLEMENTARY

Harding, Loevner Funds, Inc., a Maryland corporation (the “Corporation”) registered as an open-end management investment company under the Investment Company Act of 1940, as amended, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST:   The Board of Directors of the Corporation (the “Board of Directors”), at a meeting duly convened and held on September 12, 2025, adopted resolutions which:

(a)   authorized the liquidation of two (2) portfolios of common stock of the Corporation, each consisting of one class, designated as Chinese Equity Portfolio – Institutional Class and Emerging Markets ex China Portfolio – Institutional Class (each, a “Liquidated Portfolio” and, together, the “Liquidated Portfolios”), none of which portfolios or classes have any shares outstanding; and

(b)   authorized the reduction to zero of the number of shares of common stock classified as shares of each Liquidated Portfolio.

SECOND:  The reduction to zero of the number of shares of each Liquidated Portfolio results in the decrease in the aggregate number of shares of common stock which the Corporation has authority to issue from eight billion, three hundred million (8,300,000,000) shares of common stock to seven billion, three hundred million (7,300,000,000) shares of common stock.

THIRD:   As of immediately before the decrease in the number of authorized shares of common stock of each Liquidated Portfolio and the aggregate number of authorized shares of common stock of all classes of the Corporation, as set forth above, the total number of shares of common stock of all classes that the Corporation had authority to issue was eight billion, three hundred million (8,300,000,000) shares of common stock, par value $0.001 per share, having an aggregate par value of eight million, three hundred thousand dollars ($8,300,000) and designated and classified in the following portfolios and classes:

Name of Class and Sub-Class	Number of Shares
International Equity Portfolio
Institutional Sub-Class	700,000,000
Investor Sub-Class	100,000,000
Institutional Class Z Sub-Class	300,000,000

CUST ID: 0004039563

WORK ORDER: 0005256137

DATE: 11-25-2025 01:54 PM

AMT. PAID: $196.00

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 6 page document on file in this office. DATED: 12/12/25.

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY:                                    , Custodian

This stamp replaces our previous certification system. Effective: 6/95

Global Equity Portfolio
Advisor Sub-Class	400,000,000
Institutional Sub-Class	500,000,000
Institutional Class Z Sub-Class	200,000,000
Emerging Markets Portfolio
Advisor Sub-Class	500,000,000
International Small Companies Portfolio
Institutional Sub-Class	350,000,000
Institutional Class Z Sub-Class	350,000,000
Investor Sub-Class	200,000,000
Institutional Emerging Markets Portfolio
Institutional Class Sub-Class	500,000,000
Institutional Class Z Sub-Class	500.000.000

Frontier Emerging Markets Portfolio
Institutional Class Sub-Class	400,000,000
Institutional Class Z Sub-Class	200,000,000
Investor Sub-Class	400,000,000
International Equity Research Portfolio
Institutional Sub-Class	400,000,000
Emerging Markets Research Portfolio
Institutional Sub-Class	400,000,000
Global Equity Research Portfolio
Institutional Sub-Class	400,000,000
Chinese Equity Portfolio
Institutional Sub-Class	500,000,000
Emerging Markets ex China Portfolio
Institutional Sub-Class	500,000,000
International Developed Markets Equity
Portfolio
Institutional Sub-Class	500,000,000

FOURTH:   After giving effect to the decrease in the number of authorized shares of common stock of each Liquidated Portfolio and the aggregate number of authorized shares of common stock of all classes of the Corporation, as set forth above, the total number of shares of common stock of all classes that the Corporation has authority to issue is seven billion, three hundred million (7,300,000,000) shares of common stock, par value $0.001 per share, having an aggregate par value of seven million, three hundred thousand dollars ($7,300,000) and designated and classified in the following portfolios and classes:

Name of Class and Sub-Class	Number of Shares
International Equity Portfolio
Institutional Sub-Class	700,000,000
Investor Sub-Class	100,000,000
Institutional Class Z Sub-Class	300,000,000
Global Equity Portfolio
Advisor Sub-Class	400,000,000
Institutional Sub-Class	500,000,000
Institutional Class Z Sub-Class	200,000,000
Emerging Markets Portfolio
Advisor Sub-Class	500,000,000
International Small Companies Portfolio
Institutional Sub-Class	350,000,000
Institutional Class Z Sub-Class	350,000,000
Investor Sub-Class	200,000,000
Institutional Emerging Markets Portfolio
Institutional Class Sub-Class	500,000,000
Institutional Class Z Sub-Class	500,000,000

Frontier Emerging Markets Portfolio
Institutional Class Sub-Class	400,000,000
Institutional Class Z Sub-Class	200,000,000
Investor Sub-Class	400,000,000

International Equity Research Portfolio
Institutional Sub-Class	400,000,000
Emerging Markets Research Portfolio
Institutional Sub-Class	400,000,000
Global Equity Research Portfolio
Institutional Sub-Class	400,000,000
International Developed Markets Equity
Portfolio
Institutional Sub-Class	500,000,000

FIFTH:  The number of shares of common stock of each Liquidated Portfolio, and the aggregate number of shares of common stock of all classes that the Corporation has authority to issue, has been decreased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

SIXTH:   The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this 20th day of November, 2025.

ATTEST:	HARDING, LOEVNER FUNDS, INC.

/s/ Lisa Price	By:	/s/ Ryan Bowles
Lisa Price		Ryan Bowles
Assistant Secretary		President

CORPORATE CHARTER APPROVAL SHEET

**** EXPEDITED SERVICE **** **** KEEP WITH DOCUMENT ****

DOCUMENT CODE 16 BUSINESS CODE 63

D04465886

Close ______ Stock X Nonstock ______

P.A. ______ Religious ______

Merging /Converting ______

Surviving/Resulting ______

1000362015154950

11/24/2025 AT 09:49 A WO # 0005256137

New Name ______

FEES REMITTED

	Base Fee:	100
	Org. & Cap. Fee:	
	Expedite Fee:	70
	Penalty:	
	State Recordation Tax:	
	State Transfer Tax:	
1	Certified Copies	
	Copy Fee:	26
	Certificates	
	Certificate of Status Fee:	
	Personal Property Filings:	
	NP Fund:	
	Other:	
	TOTAL FEES:	196

Credit Card ______ Check ______ Cash ______

______ Documents on ______ Checks

Approved By: SI

Keyed By: ______

COMMENT(S):

______ Adoption of Assumed Name

______ Other Change(s)

Code ______

Attention: ______

Mail: Names and Address

Stamp Work Order and Customer Number HERE

CORPORATE CHARTE ** EXPEDITED SERVICE ** r approval sheet ** KEEP WITH DOCUMENT ** DOCUMENT CODE 16BUSINESS CODE # D04465886 Close StockNonstock P.A. Religious Merging /Converting ¦ Surviving/Resulting 1000362015154950 ID # D04465886 ACK # 1000362015154950 PAGES: 0006 HARDING, LOEVNER FUNDS, INC. 11/24/2025 AT 09:49 A WO # 0005256137 New Name FEES REMITTED Base Fee: Org. & Cap. Fee: Expedite Fee: Penalty; State Recordation Tax: State Transfer Tax: Certified Copies Copy Fee: Certificates Certificate of Status Fee: Personal Property Filings: NP Fund: Other: TOTAL FEES: Credit Card Check Cash Documents onChecks Approved By: Keyed By: COMMENT(S): Change of NameChange of Principal Office Change of Resident Agent Change of Resident Agent Address Resignation of Resident Agent Designation of Resident Agent and Resident Agent’s Address Change of Business Code Adoption of Assumed Name Other Change(s) Code Attention:— Mail: Names and Address CSC-LAWYERS INCORPORATING SERVICE COMPANY 7 ST. PAUL STREET SUITE 820 BALTIMORE MD 21202 WOF ami Stamp Work Order and Customer Number HERE T ID:0004039563 K ORDER:0005255137 E:11-25-2025 01:54 PM . PAID:$196,00